Exhibit 99.1

Albireo Announces Two Financing Transactions to Extend Cash Runway into the beginning of 2022

—   Restructured HealthCare Royalty Partners elobixibat royalty monetization agreement nets additional $15M in non-dilutive capital   —

—   Initial draw down of $10M on debt facility of up to $80M with Hercules Capital   —

BOSTON — June 9, 2020 — Albireo Pharma, Inc. (Nasdaq: ALBO), a clinical-stage orphan pediatric liver disease company developing novel bile acid modulators, today announced it has agreed to terms with Hercules Capital, Inc. (NYSE: HTGC) on a debt facility to provide up to $80 million of new capital, and will receive $15M under a restructured royalty monetization agreement with HealthCare Royalty Partners (HCR) for elobixibat in the treatment of chronic constipation in Japan. Elobixibat, approved in Japan for the treatment of patients with chronic constipation, is the first ileal bile acid transporter (IBAT) inhibitor approved anywhere in the world.

“These funding arrangements with new and existing partners provide the company additional flexibility and cash runway into the beginning of 2022, past the planned approval and commercial launch of odevixibat for the treatment of progressive familial intrahepatic cholestasis,” said Ron Cooper, President and Chief Executive Officer of Albireo. “This strengthened financial foundation will also enable our continued growth as we deliver on additional odevixibat pivotal trials, NASH clinical development and pre-clinical programs.”

Under the updated terms of the agreement with HCR, the company will receive an additional $15 million on top of the $45 million royalty financing commitment HCR made in 2018 for royalty rights based on sales for elobixibat in the treatment of chronic constipation in Japan. In exchange, the company eliminated the cap on HCR’s rights to receive royalties on sales in Japan and sales milestones for elobixibat in certain other territories that may become payable by the Company’s partner, EA Pharma Co., Ltd.. Elobixibat is marketed and sold in Japan under the trade name GOOFICE.

“HCR’s additional investment reinforces our view that elobixibat’s unique mechanism of action results in a differentiated product that provides a meaningful benefit to patients in Japan”, said John Urquhart, Managing Director of HCR.

Under the terms of the new agreement with Hercules Capital, Albireo may access up to $80 million of new capital, with an initial minimum of $10 million drawn down on a first available tranche of $15M, and additional tranches based on regulatory and other milestones.

“Hercules is pleased to be partnering with Albireo and supporting its clinical efforts which are focused on the development of novel treatments for orphan pediatric liver diseases, and other liver and gastrointestinal diseases and disorders.  This structured debt investment represents a significant commitment from Hercules, and it is consistent with our goal of supporting innovative life sciences companies through all stages of development," said Kristen Kosofsky, Senior Managing Director at Hercules.

About Albireo

Albireo Pharma is a clinical-stage biopharmaceutical company focused on the development of novel bile acid modulators to treat orphan pediatric liver diseases, and other liver and gastrointestinal diseases and disorders. Albireo’s lead product candidate, odevixibat, is being developed to treat rare pediatric cholestatic liver diseases and is in Phase 3 development in progressive familial intrahepatic cholestasis (PFIC) and biliary atresia, with a third Phase 3 trial being planned in Alagille syndrome. Albireo’s clinical pipeline also includes two Phase 2 product candidates. Elobixibat is in Phase 2 development in NAFLD and NASH. Approved in Japan for the treatment of chronic constipation, elobixibat is the first ileal bile acid transporter (IBAT) inhibitor approved anywhere in the world.

Albireo was spun out from AstraZeneca in 2008. Albireo Pharma is located in Boston, Mass., and its key operating subsidiary is located in Gothenburg, Sweden. The Boston Business Journal named Albireo one of the 2019 Best Places to Work in Massachusetts. For more information on Albireo, please visit www.albireopharma.com.

About HCR

HealthCare Royalty Partners (“HCR") is a private investment firm that purchases royalties and uses debt-like structures to invest in commercial or near-commercial stage biopharmaceutical assets. HCR has $5.5 billion in cumulative capital commitments with offices in Stamford (CT), San Francisco, Boston and London. For more information, visit www.healthcareroyalty.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things: the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of odevixibat, elobixibat or any other Albireo product candidate or program, including regarding expectations regarding the impact of COVID-19 on our business and our ability to adapt our approach as appropriate; the Phase 3 clinical program for odevixibat in patients with PFIC, the pivotal trial for odevixibat in biliary atresia, the planned pivotal trial for odevixibat in Alagille syndrome, the Phase 2 clinical trial for elobixibat in NAFLD/NASH, and another Phase 3 trial for elobixibat being conducted by EA Pharma in Japan; the target indication(s) for development or approval, the size, design, population, location, conduct, cost, objective, enrollment, duration or endpoints of any clinical trial, or the timing for initiation or completion of or availability or reporting of results from any clinical trial, including the Phase 3 PFIC trial for odevixibat, and the long-term open-label extension study, the pivotal trial for odevixibat in biliary atresia, the planned pivotal trial for odevixibat in Alagille syndrome, or the Phase 2 trial for elobixibat in NAFLD/NASH; the potential approval and commercialization of odevixibat; discussions with the FDA or EMA regarding our programs; the potential benefits or competitive position of odevixibat, elobixibat, or any other Albireo product candidate or program or the commercial opportunity in any target indication; the potential benefits of an orphan drug designation; the period for which Albireo’s cash resources will be sufficient to fund its operating requirements (runway); or Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses. Albireo often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; whether favorable findings from clinical trials of odevixibat to date, including findings in indications other than PFIC, will be predictive of results from the trials comprising the Phase 3 PFIC program or any other clinical trials of odevixibat; whether either or both of the FDA and EMA will determine that the primary endpoint for their respective evaluations and treatment duration of the double-blind Phase 3 trial in patients with PFIC are sufficient, even if the primary endpoint is met with statistical significance, to support approval of odevixibat in the United States or the European Union, to treat PFIC, a symptom of PFIC, a specific PFIC subtype(s) or otherwise; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of odevixibat, including the trials comprising the Phase 3 PFIC program, the pivotal program in biliary atresia or the planned pivotal program in Alagille syndrome, and the outcomes of such trials; Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or European Union; delays or other challenges in the recruitment of patients for, or the conduct of, the double-blind Phase 3 trial or other pivotal trials; and Albireo’s critical accounting policies. These and other risks and uncertainties that Albireo faces are described in greater detail under the heading “Risk Factors” in Albireo’s most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Albireo faces, the results or events indicated by any forward-looking statement may not occur. Albireo cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Albireo’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Albireo disclaims any obligation to update any forward-looking statement, except as required by applicable law.

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Investor Contact: Hans Vitzthum, LifeSci Advisors, LLC, 617-430-7578

Media Contact: Claire LaCagnina, 6 Degrees, 315-765-1462, clacagnina@6degreespr.com

Source: Albireo Pharma, Inc.